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    PRICING SUPPLEMENT NO. 9                TO PROSPECTUS DATED May 30, 1997
    CUSIP #44922L4D5                                RULE NO. 424 (b) (2)
                                                     REGISTRATION NO. 333-2621
                        (AS SUPPLEMENTED June 27, 1997)


                             IBM CREDIT CORPORATION


                                MEDIUM-TERM NOTE



               (DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE)



                                (FIXED RATE NOTE)


    Principal Amount: $30,000,000.00                                  Designation      : N9702005

    Issue Price (as a % of Principal Amount): 100.000%                Orig. Issue Date : 08/12/97

    Record Dates: 01/15, 07/15                                        Maturity Date    : 08/12/99

    Interest Payment Dates: 02/12, 08/12                              Initial Int. Rate:  6.11000% per yr.


    Redemption:


    Check opposite applicable paragraph.



    XXX
    -----  The Notes cannot be redeemed prior to maturity.
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    -----  The Notes may be redeemed prior to maturity.



    Initial Redemption Date: N/A

         The Optional Redemption Price shall initially be N/A of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Dates by N/A of the principal amount to be redeemed until the Optional redemption Price is 100% of such principal amount.

    DATED 08/08/97
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